	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
FD
Eric Boyriven/Alexandra Tramont
212-850-5600

ALAMO GROUP ANNOUNCES 2010 FOURTH QUARTER RESULTS AND RECORD FULL YEAR EARNINGS

SEGUIN, Texas, March 9, 2011 -- Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and year ended December 31, 2010.

Net sales in the fourth quarter were $129.5 million compared to net sales of $112.8 million in the fourth quarter of 2009, an increase of 15%.  Net income for the quarter was $4.1 million, or $0.34 per diluted share, versus net income of $9.5 million, or $0.83 per diluted share in 2009.  These results include the effects of the acquisition of Bush Hog, which took place in October 2009 and contributed $19.1 million in incremental sales and $1.2 million in incremental net income during the 2010 fourth quarter.  Results in the fourth quarter of 2009 reflected certain other restructuring and non-cash items including the interim results of Bush Hog, a Gain on Bargain Purchase as adjusted for a retrospective change based on post closing adjustments to the fair value of assets acquired and liabilities assumed as of the acquisition date, certain expenses incurred in connection with the acquisition and subsequent restructuring measures, and an impairment charge relating to a write-down of goodwill in the Company’s North American Industrial Division, all of which are more fully summarized in the non-GAAP financial reconciliation below.  Excluding these items and the effects of the acquisition, our adjusted net income for the fourth quarter of 2010 was $2.9 million, or $0.29 per diluted share, versus $4.0 million, or $0.40 per diluted share in 2009.

For the full year, net sales in 2010 were $524.5 million versus $446.5 million in 2009, an increase of 17%.  Net income for fiscal 2010 was $21.1 million, or $1.78 per diluted share, compared to $18.6 million, or $1.80 per diluted share in 2009.  The full year results include the effects referenced above, as well as tax credits related to prior years’ research and development expenses which reduced the provision for income tax by $0.9 million.  Without these factors, net sales for the 2010 fiscal year would have been $435.6 million and net income would have been $15.9 million, or $1.56 per diluted share.  For the 2009 fiscal year, adjusting for the acquisition of Bush Hog and the other restructuring and non-cash charges and gains

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ALAMO GROUP ANNOUNCES 2010 FOURTH QUARTER RESULTS AND

RECORD FULL YEAR EARNINGS

referenced above, net sales would have been $435.6 million and net income would have been $13.4 million, or $1.34 per diluted share.

Alamo Group’s North American Industrial Division’s net sales for the fourth quarter of 2010 were $50.9 million, an increase of 30% compared to net sales of $39.2 million in the fourth quarter of 2009.  For the full year, net sales in 2010 were $192.4 million, an increase of 11% compared to net sales of $173.9 million in 2009.  While governmental spending at all levels continues to be constrained by budget cutbacks, the Division’s sales exhibited some rebounding in the fourth quarter.  We believe this reflects some amount of pent up demand which we have anticipated based on the nature of our products and markets, though it is too early to tell how strong or sustainable this affect will be.

The Company’s North American Agricultural Division net sales were $39.5 million in the fourth quarter of 2010 compared to $29.2 million in the fourth quarter of 2009, an increase of 35%.  For the full year, net sales in 2010 were $173.5 million versus $92.4 million in fiscal 2009.  The increase in 2010 was primarily related to the acquisition of Bush Hog, which accounted for $88.9 million in net sales in 2010 and $10.9 million in net sales in 2009.  The Division was aided by improvements in the agricultural market which began in the second half of the year and shows signs of continuing in 2011.

Net sales for Alamo’s European Division were $39.1 million in the fourth quarter of 2010 versus $44.5 million in 2009, a decrease of 12%.  For the full year, net sales in 2010 were $158.7 million compared to $180.2 million in 2009, a decrease of 12%.  The decrease in European sales in 2010 reflects continued weak market conditions which have lagged conditions in the Company’s North American markets.  While governmental purchases in this sector are likely to remain soft, there are indications of improved demand from agricultural customers in 2011.

Alamo Group’s President and Chief Executive Officer, Ron Robinson, commented on the year’s results as follows, “While we continue to be affected by overall weak economic conditions, we are pleased with our 2010 performance.  We achieved record full year earnings as a result of our diligent focus on cost control and asset management measures, as well as the successful integration of Bush Hog, which has resulted in a substantial increase in profitability for this business.  Our actions have positioned us for long-term growth while mitigating near-

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ALAMO GROUP ANNOUNCES 2010 FOURTH QUARTER RESULTS AND

RECORD FULL YEAR EARNINGS

term challenges.  These efforts have allowed us to steadily improve our margins and strengthen our balance sheet.  Despite the difficult economic conditions, we continue to maintain a reliable level of customer support and our product development efforts have resulted in over one hundred new or improved products being introduced to our markets each year.”

“Looking ahead, we intend to build on our achievements in 2010.  We feel the investments we have made in our business, the operational improvements and the strengthening we are seeing in our agricultural markets should result in continued improvement despite weakness in governmental sales in the U.S. and abroad.  In addition, our financial position provides us the ability to both fund our growth initiatives as well as pursue potential acquisition opportunities that may arise.  As a result, we remain optimistic these efforts will lead to continued growth in Alamo’s sales and earnings in 2011.”

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for right-of-way maintenance and agriculture.  Our products include tractor mounted mowing and other vegetation maintenance equipment, excavators, street sweepers, vacuum trucks, snow removal equipment, pothole patchers, agricultural implements and related after-market parts and services. The Company, founded in 1969, has over 2,340 employees and operates eighteen plants in North America, Europe and Australia as of December 31, 2010.  The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.  The company website address is www.alamo-group.com.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports.  The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.  This release also contains non-GAAP financial measures.  These measures are included to facilitate meaningful comparisons of our results to those in prior periods and future periods and to allow a better evaluation of our operating performance, in management’s opinion.  Our reference to these non-GAAP measures should not be considered as a substitute for results that are

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ALAMO GROUP ANNOUNCES 2010 FOURTH QUARTER RESULTS AND

RECORD FULL YEAR EARNINGS

presented in a manner consistent with GAAP.  These non-GAAP measures are provided to enhance investors overall understanding of our financial performance.

(Tables Follow)

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ALAMO GROUP REPORTS 2010 FOURTH QUARTER RESULTS
Alamo Group Inc. and Subsidiaries (NYSE:ALG)
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)
	Fourth Quarter Ended		Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09
North American
Industrial	$50,945	$39,168	$192,379	$173,905
Agricultural	39,455	29,152	173,464	92,415
European	39,119	44,463	158,697	180,167
Total Sales	129,519	112,783	524,540	446,487
Cost of sales	101,811	89,927	407,626	351,926
Gross margin	27,708	22,856	116,914	94,561
	21.4%	20.3%	22.3%	21.2%
Operating Expenses	21,745	20,622	86,041	76,100
Gain on Bargain Purchase	-	(30,177)	-	(30,177)
Goodwill Impairment	-	14,104	-	14,104
Income from Operations	5,963	18,307	30,873	34,534
	4.6%	16.2%	5.9%	7.7%
Interest Expense	(502)	(1,518)	(3,664)	(4,766)
Interest Income	(2)	376	1,533	713
Other Income (Expense)	213	495	290	625
Income before income taxes	5,672	17,660	29,032	31,106
Provision for income taxes	1,568	8,145	7,915	12,473
Net Income	$4,104	$9,515	$21,117	$18,633
Net income per common share:
Basic	$0.35	$0.84	$1.79	$1.80
Diluted	$0.34	$0.83	$1.78	$1.80
Average common shares:
Basic	11,822	11,359	11,782	10,330
Diluted	11,952	11,417	11,893	10,363
Summary Balance Sheet Data
	12/31/10	12/31/09
Receivables	127,388	113,718
Inventories	99,304	124,775
Current Liabilities	79,189	79,816
Long Term Debt	23,106	44,336
Equity	253,260	236,919

Alamo Group Inc.
Fourth Quarter Earnings
Non-GAAP Financial Reconciliation
(in thousands)
	Fourth Quarter
	2010		2009
Reported Net Income		$4,104		$9,515
Adjustments (Pre-tax)
- Bush Hog Operating (Profit) Loss	(1,648)		788
- Acquisition, Severance, Restructuring Costs	-		1,775
- Gain on Bargain Purchase	-		(30,177)
- Goodwill Impairment	-		14,104
Adjustments (Pre-tax)	(1,648)		(13,510)
Adjustments (After-tax)		(1,161)		(5,493)
Adjusted Net Income		$2,943		$4,022
Diluted Shares		10,252		10,105
Adjusted Diluted EPS		$0.29		$0.40
	Year to Date
	2010		2009
Reported Net Income		$21,117		$18,633
Adjustments (Pre-tax)
- Bush Hog Operating (Profit) Loss	(6,267)		788
- Acquisition, Severance, Restructuring Costs	-		3,049
- Gain on Bargain Purchase	-		(30,177)
- Goodwill Impairment	-		14,104
Adjustments (Pre-tax)	(6,267)		(12,236)
Adjustment for R&D credit		(898)
Adjustments (After-tax)		(4,286)		(5,210)
Adjusted Net Income		$15,933		$13,423
Diluted Shares		10,193		10,035
Adjusted Diluted EPS		$1.56		$1.34
Alamo Group Inc.
Revenue
Total Revenue	$524,540		$446,487
Less:
-Bush Hog	(88,893)		(10,863)
Total	$435,647		$435,624
Agricultural Division
Revenue
Total Revenue	173,464		$92,415
Less:
-Bush Hog	(88,893)		(10,863)
Total	$84,571		$81,552